Exhibit 4.15

AMENDMENT OF

AMENDING AGREEMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDING AGREEMENT is dated as of the 16th day of December, 2005

AMONG:
POPE & TALBOT LTD., a company continued under the laws of Canada (“Pope & Talbot Canada”)
OF THE FIRST PART

AND:
P&T FACTORING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia (“Factoring LP”)
OF THE SECOND PART

AND:
MACKENZIE PULP LAND LTD., a company formed by incorporation under the laws of the Province of British Columbia (the “Land Trustee”)
OF THE THIRD PART

AND:
P&T FINANCE TWO LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of British Columbia (“Finance LP”)
OF THE FOURTH PART

AND:
EACH OF THE LENDERS SIGNING THE EXECUTION PAGES OF THIS AGREEMENT
OF THE FIFTH PART

AND:
THE TORONTO-DOMINION BANK (the “Administration Agent”)
OF THE SIXTH PART

WHEREAS:

A. Pope & Talbot Canada and Factoring LP, as Borrowers, the Land Trustee and Finance LP, as Guarantors, the Lenders and the Administration Agent entered into an Amending Agreement to Third Amended and Restated Credit Agreement dated as of July 27, 2005 (the “Amending Agreement”) which provided for certain amendments to the Third Amended and Restated Credit Agreement between the same parties dated as of November 30, 2004 (the “Credit Agreement”);

B. The Amending Agreement provided for certain amendments to the Credit Agreement to become effective upon the completion, in accordance with the Amending Agreement, of a reorganization of the ownership of the Spearfish lumber and pellet mill located in Spearfish, South Dakota (the “Spearfish Reorganization”);

C. The parties have now agreed to make certain changes to the amendments to the Credit Agreement to take effect upon the completion of the Spearfish Reorganization, and are entering into this Agreement to amend the Amending Agreement as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration (the receipt and sufficiency of which are acknowledged by all parties), the parties covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Defined Terms

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the meanings ascribed to them in the Credit Agreement or the Amending Agreement, as the case may be.

ARTICLE 2

AMENDMENT OF AMENDING AGREEMENT

2.1 Amendment of Amending Agreement

(a) Section 3.1 of the Amending Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Amendment of Credit Agreement

Without the need for any further document to be executed or action to be taken by any of the Borrowers, the Guarantors, the Lenders or the Administration Agent, the following amendments to the Credit Agreement shall become effective as of the date (the “Second Effective Date”) of the satisfaction of the conditions precedent set out in Section 3.2:

(a) The definition of “Credit Facility Documents” in Section 1.1(ap) of the Credit Agreement is amended by:

(i) deleting “Pope & Talbot US Postponement Agreement” in the second line thereof and substituting “Postponement Agreements”; and

(ii) deleting “or Penn Timber” in the sixth line thereof and substituting “, Penn Timber or Spearfish LP”.

(b) The definition of “Funded Debt” in Section 1.1(bo) of the Credit Agreement is amended by:

(i) deleting “and” in the third line thereof; and

(ii) adding after “reforestation Obligations” in the fourth line thereof “, and (iii) to the extent included in the calculation of the Indebtedness of Pope & Talbot Canada, the Indebtedness of Spearfish LP, including the Indebtedness of Spearfish LP to Pope & Talbot US under the Spearfish LP Note”.

(c) The definition of “Interest Expense” in Section 1.1(cc) of the Credit Agreement is amended by adding to the end thereof “but excluding, to the extent included in the calculation of such amounts in respect of Pope & Talbot Canada, any such amounts in respect of Spearfish LP”.

(d) The definition of “Material Adverse Effect” in Section 1.1(cy) of the Credit Agreement is amended by deleting “Pope & Talbot US Postponement Agreement” from the second line of paragraph (iii) thereof and substituting “either of the Postponement Agreements”.

(e) The definition of “Net Income” in Section 1.1(da) of the Credit Agreement is amended by:

(i) deleting “or” in the second line of paragraph (i) thereof; and

(ii) adding as a new paragraph (iii) the following:

“(iii) to the extent included in the calculation of the net income of Pope & Talbot Canada, the net income of Spearfish LP”.

(f) The definition of “Net Worth” in Section 1.1(db) of the Credit Agreement is amended by adding to the end thereof “and less, to the extent included in the calculation of the net worth of Pope & Talbot Canada, the contributed capital and retained earnings of Spearfish LP.

(g) The definition of “Permitted Liens” in Section 1.1(dv) of the Credit Agreement is amended by deleting “Pope & Talbot US

Postponement Agreement” from the second line of paragraph (xi) thereof and substituting “Postponement Agreements”.

(h) A new definition of “Postponement Agreements” is added as Section 1.1(ec.1) of the Credit Agreement as follows:

“(ec.1) “Postponement Agreements” means the Pope & Talbot US Postponement Agreement and the Spearfish LP Postponement Agreement.”

(i) New definitions of “Spearfish LP”, “Spearfish LP Note” and “Spearfish LP Postponement Agreement” are added as Sections 1.1(er.1), (er.2) and (er.3) of the Credit Agreement as follows:

“(er.1) “Spearfish LP” means Pope & Talbot Spearfish Limited Partnership, a limited partnership formed under the laws of the State of South Dakota, and its successors.

(er.2) “Spearfish LP Note” means an unsecured subordinated promissory note in the principal amount of US$27,500,000 granted by Spearfish LP in favour of Pope & Talbot US with a maturity date of August 1, 2030 and providing that:

(i) Spearfish LP’s obligations thereunder shall be subordinated to the prior payment in full of all Obligations of Pope & Talbot Canada under this Agreement in accordance with the Spearfish LP Postponement Agreement; and

(ii) no interest shall be paid or payable by Spearfish LP thereunder if and to the extent such interest exceeds Spearfish LP’s cash flow (being defined as Spearfish LP’s net income plus depreciation, amortization and interest and less capital expenditures and principal payments, “Cash Flow”), provided that any such interest not paid in accordance with the foregoing shall accrue and may thereafter be paid by Spearfish LP out of subsequent Cash Flow;

(er.3) “Spearfish LP Postponement Agreement” means a postponement agreement among the Administration Agent, the Lenders, Pope & Talbot Canada, Spearfish LP and Pope & Talbot US in form and content satisfactory to the Lenders.

(er.4) “Spearfish Transferred Assets” means the assets comprising the Spearfish lumber and pellet mill located in Spearfish, South Dakota, including related property, plant and equipment and certain inventory, as acquired by Spearfish LP from Pope & Talbot US.”

(i.1) Section 8.1(n) of the Credit Agreement is amended by:

(i) deleting sub paragraphs (i)(C) and (iii)(C) thereof and substituting for each the following:

“(C) a balance sheet of each of Finance LP and Spearfish LP”; and

(ii) deleting “and Finance LP” wherever it appears therein and substituting “, Finance LP and Spearfish LP”.

(j) Section 9.1(a) of the Credit Agreement is amended by deleting “Pope & Talbot US Postponement Agreement” wherever it appears therein and substituting “Postponement Agreements”.

(k) New Sections 9.1(i) and (j) of the Credit Agreement are added as follows:

“(i) Management Fees to Pope & Talbot US. None of the Borrowers or the Material Subsidiaries will enter into any agreement for the payment of, or make any payment of, consulting, licensing, management or administration fees or charges or other similar fees or charges to Pope & Talbot US or any of its Affiliates, other than such fees or charges in respect of goods or services provided on terms and conditions no less favourable to such Borrower or Material Subsidiary, as the case may be, than would apply in a similar transaction entered into with an arm’s length party.

(j) Spearfish LP. Pope & Talbot Canada shall not:

(A) voluntarily resign as the General Partner of Spearfish LP;

(B) agree to any amendment of the Spearfish LP limited partnership agreement to permit, or otherwise approve, any distribution by Spearfish LP to its Partners other than in accordance with their respective partnership interests; or

(C) agree, on its own behalf or as General Partner for and on behalf of Spearfish LP, to any extension beyond the Spearfish Transferred Assets (and proceeds thereof) of the limited recourse against Spearfish LP and Pope & Talbot Canada under the Lien in favour of Wells Fargo Bank Northwest, National Association (the “Halsey Lien”).”

(l) Section 11.4 of the Credit Agreement is amended by adding to the end thereof the following:

“The Lenders and the Administration Agent acknowledge and agree that the security interests created by the Pope & Talbot Canada Security Agreement and the security granted by Pope & Talbot Canada under section 427 of the Bank Act (Canada) do not charge any of the property or assets of Spearfish LP and the Administration Agent will, at the expense of the Borrowers, execute and deliver such confirmation thereof as may be requested by the Borrowers from time to time.”

(b) Section 3.2 of the Amending Agreement is amended by deleting paragraph (g) thereof in its entirety and substituting the following:

“(g) Pope & Talbot US shall have sold to Spearfish LP all of the Spearfish Transferred Assets, free of all Liens other than Permitted Liens and the Halsey Lien, which Halsey Lien shall provide that recourse thereunder is limited as against Spearfish LP and Pope & Talbot Canada only to the Spearfish Transferred Assets (and proceeds thereof), and the Lenders shall have received satisfactory evidence thereof;”

ARTICLE 3

GENERAL PROVISIONS

3.1 Payment of Expenses

Without limiting the Borrowers’ obligations to the Lenders under Section 14.5 of the Credit Agreement, the Borrowers jointly and severally agree to pay upon demand the reasonable costs and expenses of the Administration Agent and the Lenders and their counsel in connection with the negotiation, preparation, approval, execution and delivery of this Agreement.

3.2 Limited Effect and Confirmation of Amending Agreement

This Agreement is limited to the matters set forth herein and, except as expressly set forth herein, nothing herein shall constitute (or be implied to constitute) an amendment of any term or provision of the Amending Agreement. Except as expressly amended hereby, the terms and conditions of the Amending Agreement shall continue in full force and effect.

3.3 Counterparts and Facsimile

This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing such a counterpart.

3.4 Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.5 Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

POPE & TALBOT LTD.

By:	/S/ RICHARD ATKINSON
Name: Richard Atkinson Title: Vice President, Chief Financial Officer

By:	/S/ DEEANN LINDSLEY
Name: DeeAnn Lindsley Title: Assistant Secretary

P&T FACTORING LIMITED PARTNERSHIP
by its Managing General Partner,
POPE & TALBOT PULP SALES U.S., INC.

By:	/S/ RICHARD ATKINSON
Name: Richard Atkinson Title: Chief Financial Officer

By:	/S/ DEEANN LINDSLEY
Name: DeeAnn Lindsley Title: Assistant Secretary

MACKENZIE PULP LAND LTD.

By:	/S/ RICHARD ATKINSON
Name: Richard Atkinson Title: Vice President

By:	/S/ DEEANN LINDSLEY
Name: DeeAnn Lindsley Title: Assistant Secretary

P&T FINANCE TWO LIMITED PARTNERSHIP by its General Partner, PENN TIMBER, INC.

By:	/S/ RICHARD ATKINSON
Name: Richard Atkinson Title: Chief Financial Officer

By:	/S/ DEEANN LINDSLEY
Name: DeeAnn Lindsley Title: Assistant Secretary

THE TORONTO-DOMINION BANK, as Lender

By:	/S/ FRAZER SCOTT
Name: Frazer Scott Title: Vice President & Director

BANK OF MONTREAL, as Lender

By:	/S/ PHILIP D. LUNN
Name: Philip D. Lunn Title: Managing Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/S/ KURT R. FOELLMER
Name: Kurt R. Foellmer Title: Director—Corporate Banking

By:	/S/ A. A. OKAMOTO
Name: A. A. Okamoto Title: Associate Director Corporate Banking

CANADIAN WESTERN BANK, as Lender

By:	/S/ D. C. MORRISON
Name: D. C. Morrison Title: AVP, Industry Banking

HSBC BANK CANADA, as Lender

By:	/S/ DEAN STEWART
Name: Dean Stewart Title: Assistant Vice President Commercial Financial Services

By:	/S/ CORY M. BAILEY
Name: Cory M. Bailey Title: Assistant Vice President Commercial Financial Services

CAISSE CENTRALE DESJARDINS, as Lender

By:	/S/ FRANCINE CHAMPOUX
Name: Francine Champoux Title: Vice-President

By:	/S/ RAYMOND TREMPE
Name: Raymond Trempe Title: Senior Manager

THE TORONTO-DOMINION BANK, as Administration Agent

By:	/S/ RONALD J. KOWPAK
Name: Ronald J. Kowpak Title: Vice President, Loan Syndications—Agency